Exhibit 1(e)

                     MERRILL LYNCH FEDERAL SECURITIES TRUST
                           CERTIFICATION OF AMENDMENT
                            TO DECLARATION OF TRUST

      The undersigned,  constituting a majority of the Trustees of Merrill Lynch

Federal  Securities Trust (the "Trust"),  a Massachusetts  business trust hereby certify that the Trustees of the Trust have duly adopted the following amendment to the Trust's Declaration of Trust.

      VOTED: That the Declaration of Trust be and it hereby is amended to change the name of the Trust from "Merrill Lynch Federal Securities Trust" to "Merrill Lynch U.S. Government Mortgage Fund" in the following manner:

            1.1 Name. The name of the trust created hereby (the "Trust") shall be "Merrill Lynch U.S. Government Mortgage Fund", and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust. However, should the Trustees determine that the use of such name is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.


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      IN WITNESS WHEREOF, the undersigned, constituting a majority of the

Trustees, have signed this Certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of the Trust, as of

the 18th day of April, 2000.

        Terry K.Glenn                               Robert S. Salomon, Jr.
-------------------------------                -------------------------------
        Terry K Glenn                               Robert S. Salomon, Jr.
        800 Scudders Mills Road                     106 Dolphin Cove Quay
        Plainsboro, New Jersey 08536                Stamford, Connecticut 06902

        Joe Grills                                  Melvin R. Seiden
-------------------------------                -------------------------------
        Joe Grills                                  Melvin R. Seiden
        P.O. Box 98                                 780 Third Avenue
        Rapidan, Virginia 22733                     Suite 2502
                                                    New York, New York 10017

        Walter Mintz                                Stephen B. Swensrud
-------------------------------                -------------------------------
        Walter Mintz                                Stephen B. Swensrud
        1114 Avenue of the Americas                 24 Federal Street
        New York,, New York 10036                   Suite 400
                                                    Boston, Massachusetts 02110

                                                    Arthur Zeikel
                                               -------------------------------
                                                    Arthur Zeikel
                                                    300 Woodland Avenue
                                                    Westfield, New Jersey 07090

      The Declaration of Trust establishing Merrill Lynch Federal Securities Trust, dated July 20, 1984, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of Merrill Lynch Federal Securities Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.


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      (b) FDS hereby accepts the appointment as Transfer Agent, Dividend
Disbursing Agent and Shareholder Servicing Agent for the Fund, and agrees to act as such upon, and subject to, the terms and provisions of the Agreement.

      2. Definitions

      (a) In this Agreement:

            (I) The term "Act" means the Investment Company Act of 1940 as amended from time to time and any rule or regulation thereunder;

            (II) The term "Account" means any account of a Shareholder, as defined below, or, if the shares are held in an account in the name of a Broker-Dealer, as defined below, for the benefit of an identified person, such account, including a Plan Account, any account under a plan (by whatever name referred to in the Prospectus) pursuant to the Self Employed Individuals Retirement Act of 1962 ("Keogh Act Plan") and any account under a plan (by whatever name referred to in the Prospectus) pursuant to ss.401(k) of the Internal Revenue Code ("Corporation Master Plan");

            (III) The term "application" means an application made by a Shareholder or prospective Shareholder respecting the opening of an Account;

            (IV) The term "Fund distributor" means Merrill Lynch Funds Distributor, a division of Princeton Funds Distributor, Inc., a Delaware corporation;

            (V) The term "Broker-Dealer" means a registered broker-dealer that sells shares of the Fund pursuant to a selected dealer's agreement with the Corporation;

            (VI) The term "Officer's Instruction" means an instruction in writing given on behalf of a Fund to FDS, and signed on behalf of the Fund by the President, and Vice President, the Secretary or the Treasurer of the Corporation;

            (VII) The term "Plan Account" means an account opened by a Shareholder or prospective Shareholder in respect to an open account, monthly payment or withdrawal plan (in each case by whatever name referred to in the Prospectus), any may also include an account relating to any other plan if and when provision is made for such plan in the Prospectus;


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